As  filed with the Securities and Exchange Commission on June 12, 1998
                                                      Registration No. 333-




               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933


                      SUNDANCE HOMES, INC.
     (Exact name of registrant as specified in its charter)

               Illinois                36-3111764
     (State or other jurisdiction    (IRS Employer
  of incorporation or organization)Identification Number)

  201 North Wells Street, Suite 1800, Chicago, Illinois 60606
  (Address of Principal Executive Offices including Zip Code)

     Sundance Homes, Inc. 1998 Employee Stock Purchase Plan
                     (Full title of plans)

                       Maurice Sanderman
             President and Chief Executive Officer
                      Sundance Homes, Inc.
               201 North Wells Street, Suite 1800
                    Chicago, Illinois 60606
                         (312) 338-3300
   (Name, address and telephone number of agent for service)

                            Copy to:

                     Lawrence D. Levin, Esq.
                      Katten Muchin & Zavis
               525 West Monroe Street, Suite 1600
                    Chicago, Illinois  60661
                         (312) 902-5200

                CALCULATION OF REGISTRATION FEE

  Title of        Amount    Proposed maximum   Proposed maximum     Amount of
securities to     to be      offering price       aggregate       registration
be registered   registered     per share        offering price         fee
                   (1)            (2)                (2)

Common Stock      200,000    See Footnote 2      $425,000            $125.36
($.01 par value)  shares         below

(1)   Includes  an  indeterminate number of  shares  of  Sundance
      Homes, Inc. Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) The amounts are based upon the high and low sales prices of Sundance Homes, Inc. Common Stock as reported on the Nasdaq National Market on June 8, 1998 and are used solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.





                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      The information called for in Part I of Form S-8 is currently included in the prospectus for the Sundance Homes, Inc. Employee Stock Purchase Plan (1998) (the "Plan") and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents have been filed by Sundance Homes, Inc. (the "Company") with the Commission under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and March 31,
          1998.

          3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 10, 1993 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

      In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 6.  Indemnification of Directors and Officers.

      Article Eight of the Registrant's Amended and Restated Articles of Incorporation provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the Illinois Business Corporation Act and may indemnify its employees and agents to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. With the approval of its shareholders, the Company has entered into an indemnity agreement with each of its directors and certain of its officers, and the Company anticipates that it will enter into a similar agreement with each of the directors to be appointed following this registration. These agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

      Reference is made to Section 8.75 of the Illinois  Business
Corporation Act which provides for indemnification of directors and officers in certain circumstances.

     The Company has purchased an insurance policy under which it is entitled to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

      In addition, Article Eight of the Registrant's Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Illinois, or (iv) for any transaction from which the director derives an improper personal benefit.

      Reference is made to Section 145 of the General Corporation
Law of the State of Illinois which provides for indemnification of directors and officers in certain circumstances.

      The Company has an insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.


Item 8.  Exhibits.

         4.1   The  Sundance Homes, Inc. Employee Stock  Purchase
         Plan (1998), filed herewith.

         4.2 Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8, File Number 33-96546 (the "Form S-8"), and incorporated herein by reference).

         4.3 Amended and Restated By-Laws of the Company (filed as Exhibit 4.4 to the Form S-8, and incorporated herein by reference).

         5     Opinion  of  Katten  Muchin  &  Zavis  as  to  the
         legality of the shares of Common Stock being offered under the Plan, filed herewith.

         23.1 Consent of Price Waterhouse LLP, filed herewith.

         23.2 Consent of Katten Muchin & Zavis (included in its opinion filed as Exhibit 5 herein).

         24    Power of Attorney (included on the signature  page
         of this Registration Statement).

Item 9.  Undertakings.

   1.    The Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)   To  include any prospectus required  by
         Section 10(a)(3) of the Securities Act of 1933;

                    (ii)  To reflect in the prospectus any  facts
         or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act or the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company and affiliated companies pursuant to the provisions described in Item 6 above, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
                           SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 3rd day of June, 1998.

                                   SUNDANCE HOMES, INC.

                                   By:      /s/ MAURICE SANDERMAN
                                                Maurice Sanderman
                                          Chairman  of the  Board,
                                          President and Chief
                                          Executive Officer

                        POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Maurice Sanderman and Joseph Atkin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933,
this  Registration  Statement  has  been  signed  below  by   the
following persons in the capacities indicated on this 3rd day of June, 1998.

         SIGNATURE                           TITLE

   /s/ MAURICE SANDERMAN        Chairman of the Board,
                                President, Chief Executive
                                Officer (Principal Executive
                                Officer) and Director
     Maurice Sanderman

     /s/ JOSEPH ATKIN           Vice President, Chief Financial
                                Officer (Principal Financial
                                and Accounting Officer) and
                                Director
       Joseph Atkin

  /s/ DENNIS BOOKSHESTER        Director
    Dennis Bookshester

    /s/ CHARLES ENGLES          Director
      Charles Engles

    /s/ GERALD GINSBURG         Director
      Gerald Ginsburg

      Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Board of Directors for the Employee Stock Purchase Plan (1998) have duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 3 1998.

                                SUNDANCE  HOMES, INC. EMPLOYEE STOCK
                                PURCHASE PLAN (1998)


                              By:    /s/ MAURICE SANDERMAN
                                         Maurice Sanderman
                                   Administrative Committee Member



                         EXHIBIT INDEX

Exhibit                                                   Sequential
Number                                                    Page Number

4.1     The Sundance Homes, Inc. Employee Stock Purchase
        Plan (1998), filed herewith.

4.2     Amended and Restated Articles of
        Incorporation of the Company (filed as
        Exhibit 4.3 to the Company's Registration
        Statement on Form S-8, File Number 33-96546
        (the "Form S-8"), and incorporated herein by reference).

4.3     Amended and Restated By-Laws of the Company
        (filed as Exhibit 4.4 to the Form S-8, and incorporated herein by reference).

5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plans, filed herewith.

23.1   Consent of Price Waterhouse LLP, filed herewith.

23.2 Consent of Katten Muchin & Zavis (included in its opinion filed as Exhibit 5 herein).



24 Power of Attorney (included on the signature page of this Registration Statement).